UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 3, 2022

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Corporate Circle, Suite 200, Golden, Colorado 80401
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GTIM	Nasdaq Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Scott Lefever, the Company’s current Vice President of Operations will retire from the Company effective March 31, 2022. On February 3, 2022, the Company announced it will appoint Donald L. Stack as the Company’s Senior Vice President of Operations to replace Mr. Lefever. In such role, Mr. Stack will oversee all operations for the Company’s Good Times quick service restaurant brand. Mr. Lefever will remain employed by the Company through March 31, 2022.

Mr. Stack, age 59, has over 45 years of restaurant operations experience. From February 2016 to December 2021, he was a Regional Manager for Firebirds International. Prior to that Mr. Stack served in various roles, most recently as the Senior Vice President of Last Call Operating Company, the parent company for the Fox & Hound, Champps, and Bailey’s restaurant brands, from February 1999 through August 2015. Prior to 1999 Mr. Stack held operations positions with various restaurant companies including 10 years with KFC.

There are no family relationships between Mr. Stack and any of the officers or directors of the Company.

There are no related party transactions with Mr. Stack that are reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

99.1*	Press Release dated February 3, 2022

Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date:	February 3, 2022	By:
Ryan M. Zink
President and Chief Executive Officer